CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 20, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of Alliance Institutional Reserves, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Accountants", and "Financial Statements and Report of Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
August 26, 2002